                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE
3 November 1998

Contact:

Investor Information:      Eugene T. Haley, CFO, AAI                910.392.1606
Media Information:         Kenneth C. Rabb                          919.286.3444

             APPLIED ANALYTICAL INDUSTRIES, INC (AAI) ANNOUNCES THE
              THIRD CONSECUTIVE QUARTER OF RECORD FINANCIAL RESULTS

-- AAI delivers significant increases in quarterly sales and earnings, expands capabilities, and advances Internal Product Development pipeline.

--       Third quarter revenues increase 44% over last year to $20.1 million.

-- Third quarter net income increases substantially over last year to $1.4 million.

-- AAI customer, CollaGenex, receives FDA approval of Periostat(R); AAI begins manufacturing phase of relationship.

--       New Jersey laboratory facility opens first phase October 26, 1998.

-- Kansas City Analytical Services, Inc. acquired on September 14, 1998 for $5.5 million dollars.

Wilmington, North Carolina, November 3, 1998 - Applied Analytical Industries, Inc. (NASDAQ:AAII) today announced financial results for the third quarter ended September 30, 1998.

Net sales for the third quarter of 1998 rose 44% to $20.1 million from net sales of $14.0 million reported in the third quarter of 1997. The Company reported net income for the third quarter of 1998 of $1.4 million, or $0.09 per share, versus a net loss of $1.2 million or $0.07 per share, for the same period a year ago. Third quarter 1997 results reflected certain one-time impacts, including items related to certain merger activities which were discontinued in August 1997. Quarterly net sales of the Company's core Fee-for-Service business increase by 46% to $18.4 million in 1998 from $12.6 million for the same period of 1997. Internal Product Development revenues for the third quarter were $1.7 million, compared to $1.4 million for the same period in 1997.

                                  -- more --


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AAI 3rd Quarter 1998 Release
3 November 1998
page 002



For the nine months ending September 30, 1998, net sales were $56.7 million, an increase of 26% from the sales of $45.0 million reported for the same period of 1997. Net income was $3.8 million, or $0.23 per share, versus net income of $.3 million, or $0.02 per share in 1997. Net sales of the Company's core Fee-for-Service business increased by 23% to $51.2 million in 1998 from $41.6 million in 1997. Internal Product Development revenues in 1998 increased by 61% to $5.5 million versus Internal Product Development revenues of $3.4 million in 1997.

Gross margin was 51% for the third quarter of 1998 compared to 43% for the same period of 1997. Research and Development (R&D) expenses were 6.8% of net sales in the third quarter of 1998, compared to 17% in the third quarter of 1997. The reduction in R&D spending as a percent of sales reflects the company's continuing ability to reduce R&D expenses through the use of internal clinical capabilities acquired in Europe at the end of 1996. The R&D spending rate is expected to rise in future quarters as several projects enter larger clinical trial phases.

Dr. Frederick Sancilio, AAI's Chief Executive Officer and Chairman, announced the third quarter results, saying; "AAI made progress on several major fronts in the third quarter. Our Internal Product Development programs, in which we work with client partners on carefully chosen shared risk projects, made positive current earnings contribution for the fourth consecutive quarter while continuing to build value for the future. We have broadened our therapeutic expectations for our Diclofenac with Pro-Sorb(TM) product from our original focus on migraine with aura to now include general migraine applications and certain post-surgical pain. We are planning further trials to establish Diclofenac's impact on this wider range of indications. We were also pleased to have one of our products approved by the FDA in this quarter along with our customer CollaGenex's Periostat(R) product. We recognized a milestone payment on our recently approved product in the third quarter and expect manufacturing revenues to begin on Periostat(R) in the fourth quarter."

                                   - -more- -


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AAI 3rd Quarter 1998 Release
3 November 1998
page 003



Speaking of other recent achievements, Dr. Sancilio said "the demand for pharmaceutical development outsourcing continues to be strong, and we are very please with our effort to expand our abilities to meet that demand. The acquisition of Kansas City Analytical Services in September brings world recognized bioanalytical talents into our organization, and our substantial New Jersey expansion opened on time and on budget last week. We plan to continue to build shareholder value by providing our pharmaceutical customers with the premier solution to their product development needs."

About AAI

AAI is a leading contract research and development organization (CRO) providing pharmaceutical product development and support services to the worldwide pharmaceutical and biotechnology industries. The Company offers seamless outsourcing as well as an integrated broad spectrum of pharmaceutical services, both clinical and non-clinical. Additionally, AAI leverages its drug development expertise to generate licensing and royalty revenues by licensing internally developed drugs and drug technologies to pharmaceutical client companies worldwide. Further information about the company can be found at the Company's website http:\\www.aaiintl.com or by contacting Eugene T. Haley, CFO.

Information in the press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the ability of acquired businesses to be integrated with AAI's operations, actual operational performance, the ability to acquire and maintain large client contracts, the ability to hire and retain qualified employees and other items that may cause the actual results to differ materially, which may be discussed in the Company's recent Form 10-K filings, its registration statement, as amended, and other filings with the Securities and Exchange Commission.

                              -- www.aaiintl.com --

(Table to follow)




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                       Applied Analytical Industries, Inc.
                   Condensed Consolidated Statement of Income
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                               Three months ended                Nine months ended
                                                  September 30,                    September 30,
                                            ------------------------          ------------------------
                                              1998             1997             1998            1997
                                            -------         --------          -------         --------
Net sales:
 Fee for service                            $18,396         $ 12,617          $51,171         $ 41,586
 Internal product development                 1,742            1,404            5,505            3,424
                                            -------         --------          -------         --------
                                             20,138           14,021           56,676           45,010
                                            -------         --------          -------         --------

Operating costs and expenses:
   Cost of sales                              9,854            7,994           27,316           23,051
   Selling                                    2,249            2,268            6,431            5,932
   General and administrative                 4,958            4,022           13,020           11,056
   Research and development                   1,372            2,379            4,740            5,750
                                            -------         --------          -------         --------
                                             18,433           16,663           51,507           45,789
                                            -------         --------          -------         --------

   Income from operations                     1,705           (2,642)           5,169             (779)

Other income (expense):
   Interest income, net of expense               75              196              321              770
   Other, net                                   131              298              101              515
                                            -------         --------          -------         --------
                                                206              494              422            1,285
                                            -------         --------          -------         --------

Income before income taxes                    1,911           (2,148)           5,591              506
Provision for income taxes                      498             (984)           1,799              177
                                            -------         --------          -------         --------
Net income                                  $ 1,413         $ (1,164)         $ 3,792         $    329
                                            =======         ========          =======         ========


Basic earnings per share                    $  0.09         $  (0.07)         $  0.23         $   0.02
                                            =======         ========          =======         ========
Weighted average shares outstanding          16,308           16,291           16,303           16,289
                                            =======         ========          =======         ========

Diluted earnings per share                  $  0.09         $  (0.07)         $  0.23         $   0.02
                                            =======         ========          =======         ========
Weighted average shares outstanding          16,356           16,519           16,390           16,457
                                            =======         ========          =======         ========